Exhibit 99.1

Media Contacts: Fred Kornberg, President and Chief Executive Officer Robert G. Rouse, Chief Financial Officer (631) 777-8900 info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES THIRD QUARTER RESULTS FOR FISCAL 2004

Melville, New York – June 8, 2004 – Comtech Telecommunications Corp. (Nasdaq: CMTL) today reported its results for the three months ended April 30, 2004.

Net sales for the three months ended April 30, 2004 were $51.2 million compared to $48.8 million for the three months ended April 30, 2003. Net income was $4.8 million, or 31 cents per diluted share, and $3.5 million, or 29 cents per diluted share, for the three months ended April 30, 2004 and 2003, respectively. Earnings before interest, income taxes, depreciation and amortization (EBITDA) increased to $9.0 million for the three months ended April 30, 2004 from $7.2 million for the three months ended April 30, 2003.

Net sales for the nine months ended April 30, 2004 were $164.3 million compared to $122.4 million for the nine months ended April 30, 2003. Net income was $15.7 million, or $1.02 per diluted share, and $6.1 million, or 52 cents per diluted share, for the nine months ended April 30, 2004 and 2003, respectively. EBITDA increased to $28.1 million for the nine months ended April 30, 2004 from $15.5 million for the nine months ended April 30, 2003.

Sales and earnings for the fiscal 2004 periods were favorably impacted by margin adjustments of approximately $1.1 million, net of income taxes, due to lower than anticipated costs on two large contracts as they draw nearer to completion.

Backlog as of April 30, 2004 was $90.9 million compared to $115.9 million as of April 30, 2003 and $97.1 million as of January 31, 2004. The decrease is the result of our performance on two large contracts received in fiscal 2003.

In commenting on the Company’s performance during the third quarter of fiscal 2004, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “The third quarter of fiscal 2004 was another strong showing for Comtech. As predicted, fiscal 2004 is expected to be another record year based on virtually every operating metric: sales, operating income, EBITDA, net income and EPS.”

Mr. Kornberg added, “More importantly, we are optimistic across all three of our business segments as we approach fiscal 2005. Despite expected EPS growth in fiscal 2004 of more than 60%, we believe fiscal 2005 will be another record year in sales and earnings.”

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions addressing commercial and government markets. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company offers specialized products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

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The Company has scheduled an investor conference call for 11:30 AM (ET) on Tuesday, June 8, 2004. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site, www.comtechtel.com. A replay of the webcast will be available at the same location for 30 days following the conference call. Alternatively, investors can access the conference call by dialing (800) 540-0559 (domestic), or (785) 832-1508 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0857. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company’s management and the Company’s assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

•	Our operating results being difficult to forecast and subject to volatility;

•	Our inability to maintain our government business;

•	Our inability to keep pace with technological changes;

•	Our dependence on international sales;

•	The impact of a continued domestic and foreign economic slow-down and reduction in telecommunications equipment and systems spending on the demand for our products, systems and services;

•	Our mobile data communications business being in an early stage;

•	Our backlog being subject to cancellation or modification;

•	Our dependence on component availability, subcontractor availability and performance by key suppliers;

•	Our fixed price contracts being subject to risk;

•	The impact of adverse regulatory changes on our ability to sell products, systems and services;

•	The impact of prevailing economic and political conditions on our businesses;

•	Whether we can successfully integrate and assimilate the operations of acquired businesses;

•	The impact of the loss of key technical or management personnel;

•	The highly competitive nature of our markets;

•	Our inability to protect our proprietary technology;

•	Our operations being subject to environmental regulation;

•	The impact of recently enacted and proposed changes in securities laws and regulations on our costs;

•	The impact of terrorist attacks and threats, and government responses thereto, and threats of war on our businesses; and

•	Our inability to satisfy our debt obligations, including the recently issued convertible senior notes.

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COMTECH TELECOMMUNICATIONS CORP. Consolidated Statements of Operations (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,

	2004	2003	2004	2003

Net sales	$51,244,000	48,753,000	164,334,000	122,352,000
Cost of sales	30,635,000	32,262,000	102,132,000	80,641,000

Gross profit	20,609,000	16,491,000	62,202,000	41,711,000

Expenses:
Selling, general and administrative	8,775,000	7,270,000	26,153,000	19,970,000
Research and development	3,993,000	3,014,000	11,198,000	9,326,000
Amortization of intangibles	499,000	488,000	1,498,000	1,540,000

	13,267,000	10,772,000	38,849,000	30,836,000

Operating income	7,342,000	5,719,000	23,353,000	10,875,000
Other expense (income):
Interest expense	675,000	682,000	750,000	2,059,000
Interest income	(324,000)	(66,000)	(543,000)	(187,000)

Income before provision for income taxes	6,991,000	5,103,000	23,146,000	9,003,000
Provision for income taxes	2,238,000	1,633,000	7,407,000	2,881,000

Net income	$4,753,000	3,470,000	15,739,000	6,122,000

Net income per share:
Basic	$0.33	0.31	1.12	0.54

Diluted	$0.31	0.29	1.02	0.52

Weighted average number of common shares
outstanding – basic	14,217,000	11,351,000	14,083,000	11,307,000
Potential dilutive common shares	1,187,000	711,000	1,354,000	563,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	15,404,000	12,062,000	15,437,000	11,870,000

EBITDA (1)	$8,956,000	7,228,000	28,091,000	15,492,000

Reconciliation of net income to EBITDA:
Net income	$4,753,000	3,470,000	15,739,000	6,122,000
Income taxes	2,238,000	1,633,000	7,407,000	2,881,000
Net interest expense	351,000	616,000	207,000	1,872,000
Depreciation and amortization	1,614,000	1,509,000	4,738,000	4,617,000

EBITDA	$8,956,000	7,228,000	28,091,000	15,492,000

(1)	Represents earnings before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet its debt service requirements. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

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COMTECH TELECOMMUNICATIONS CORP. Consolidated Balance Sheets

	April 30, 2004	July 31, 2003

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$152,818,000	48,617,000
Restricted cash	4,196,000	4,288,000
Accounts receivable, net	48,565,000	26,696,000
Inventories, net	36,626,000	34,048,000
Prepaid expenses and other current assets	2,155,000	1,742,000
Deferred tax asset – current	5,699,000	5,699,000

Total current assets	250,059,000	121,090,000

Property, plant and equipment, net	13,351,000	12,328,000
Goodwill and other intangibles with indefinite lives	17,726,000	17,726,000
Intangibles with definite lives, net	9,855,000	11,353,000
Deferred financing costs, net	3,677,000	—
Other assets	370,000	390,000
Deferred tax asset – non-current	1,363,000	1,363,000

Total assets	$296,401,000	164,250,000

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$343,000	899,000
Accounts payable	11,154,000	11,527,000
Accrued expenses and other current liabilities	17,301,000	13,267,000
Customer advances and deposits	5,855,000	2,491,000
Deferred service revenue	13,439,000	11,160,000
Interest payable	554,000	—
Income taxes payable	6,414,000	6,945,000

Total current liabilities	55,060,000	46,289,000

Convertible senior notes	105,000,000	—
Capital lease obligations, less current installments	194,000	393,000

Total liabilities	160,254,000	46,682,000

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and
unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 30,000,000 shares, issued 14,363,570 shares at April 30, 2004 and 14,020,769 shares
at July 31, 2003	1,436,000	1,402,000
Additional paid-in capital	110,321,000	107,573,000
Retained earnings	24,623,000	8,884,000

	136,380,000	117,859,000

Less:
Treasury stock (140,625 shares)	(185,000)	(185,000)
Deferred compensation	(48,000)	(106,000)

Total stockholders’ equity	136,147,000	117,568,000

Total liabilities and stockholders’ equity	$296,401,000	164,250,000

Commitments and contingencies

ECMTL ### 7